Exhibit 99.1

FirstEnergy Corp.	For Release: July 30, 2024
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Gina Caskey
(330) 384-5247	(330) 761-4185

FirstEnergy Announces Second Quarter 2024 Financial Results

Reports second quarter 2024 GAAP earnings of $0.08 per share and operating (non-GAAP) earnings of $0.56 per share, above the midpoint of guidance and a 19% increase compared to the second quarter of 2023

Affirms targeted 6-8% long-term annual operating earnings per share growth and full-year 2024 operating (non-GAAP) earnings guidance of $2.61 to $2.81 per share

Received and deployed final $1.2 billion in proceeds from $3.5 billion FET LLC transaction, strengthening balance sheet and fueling Energize365 investment plan

Results include progress in settling legacy issues with the Securities and Exchange Commission (SEC) and the Office of the Ohio Attorney General

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported second quarter 2024 GAAP earnings of $45 million, or $0.08 per basic and diluted share, on revenue of $3.3 billion. This compares to second quarter 2023 GAAP earnings of $235 million, or $0.41 per basic and diluted share, on revenue of $3.0 billion. GAAP results for the second quarter of 2024 include an increase in asset retirement obligations associated with new environmental regulations and future expected remediation costs for retired generation facilities, debt redemption costs, and legal costs and charges connected to anticipated resolution of certain HB-6 related matters, partially offset by the receipt of insurance proceeds associated with the shareholder derivative lawsuit. GAAP results for both periods also include the impact of other special items listed below.

Operating (non-GAAP) earnings for the second quarter of 2024 were $0.56 per share, above the midpoint of the company’s guidance. In the second quarter of 2023, operating (non-GAAP) earnings were $0.47 per share.

“Our second quarter financial results are in line with our expectations, reflecting the strength of our regulated investment strategies,” said Brian X. Tierney, President and Chief Executive Officer. “In addition, we’re achieving meaningful milestones in our journey to become a premier electric company. Earlier this year, we introduced a robust capital investment program that is supported by a transformed balance sheet. We’ve achieved constructive regulatory outcomes, and we’ve structured our operations to improve the customer experience and reliability. In addition, we reached an agreement in principle with SEC staff, which remains subject to the SEC’s approval, and we are close to resolving legacy issues with the Ohio Attorney General’s office. We are proud of the progress we’ve made and are committed to driving results through a culture focused on performance excellence and continuous improvement.”

FirstEnergy provided a third quarter earnings guidance range of $490 million to $547 million, or $0.85 to $0.95 per share. The company also affirmed its 2024 operating (non-GAAP) earnings guidance range of $2.61 to $2.81 per share, and its long-term, 6% to 8% targeted annual operating earnings growth rate, which is based off the previous year’s operating earnings guidance midpoint and supported by the company’s refreshed and extended $26 billion, five-year capital investment plan, Energize365.

Second Quarter Results

Second quarter 2024 results increased $0.09 per share, or 19%, resulting from the company’s Energize365 investment plan, including rate base growth in distribution and transmission formula rate programs, higher distribution sales and constructive regulatory outcomes in multiple jurisdictions. These drivers were partially offset by higher planned operating expenses and net financing costs.

On a weather-adjusted basis, total distribution deliveries increased 3% compared to the second quarter of 2023. Weather-adjusted usage increased 4% and 7% among residential and commercial customers, respectively.

Earlier this year, the company introduced new segment reporting to enhance transparency and align with its operating structure. Segment results for 2023 have been recast for comparative purposes.

Second quarter operating earnings in the Distribution segment decreased $0.02 per share compared to the second quarter of 2023 as higher revenues from rate base growth in formula rate investment programs and higher distribution customer demand were offset primarily by higher planned operating expenses in the second quarter of 2024.

In the Integrated segment, second quarter operating earnings increased $0.09 per share compared to the second quarter of 2023, primarily due to the impact of base rate adjustments, rate base growth in formula rate investment programs, and higher distribution customer demand. These items were partially offset, in part, by a higher effective income tax rate.

In the Stand-Alone Transmission segment, second quarter 2024 operating earnings decreased $0.04 per share. Results benefited from rate base growth in formula rate investment programs, however this was more than offset by the dilutive effect of the 30% interest sale in FirstEnergy Transmission, LLC, which closed on March 25.

Second quarter 2024 operating results improved in Corporate/Other by $0.06 per share due to lower interest costs from lower average debt levels, partially offset by lower earnings from the company’s legacy investment in the Signal Peak coal mine.

First Half Results

For the first half of 2024, FirstEnergy reported GAAP earnings of $298 million, or $0.52 per basic and diluted share, on revenue of $6.6 billion. This compares to GAAP earnings of $527 million, or $0.92 per basic and diluted share, on revenue of $6.2 billion in the first half of 2023. GAAP results for both periods reflect the impact of special items listed below.

Operating (non-GAAP) earnings* for the first half of 2024 were $1.11 per share, compared to $1.06 per share in the first half of 2023.

Operating results for the first half of 2024 reflect continued growth from the company’s regulated investment strategy and favorable distribution sales compared to the first half of 2023. These factors offset the impact of higher planned operating expenses and financing costs.

Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$45	$235	$298	$527
Basic – EPS (GAAP)	$0.08	$0.41	$0.52	$0.92
Excluding Special Items:
Asset retirement obligation regulatory change	0.28	—	0.28	—
Debt-related costs	0.12	0.05	0.12	0.05
Enhanced employee retirement and other related costs	—	0.04	—	0.04
FE Forward cost to achieve	—	—	0.01	0.06
Investigation and other related costs	0.04	0.03	0.07	0.04
Mark-to-market adjustments – Pension/OPEB actuarial assumptions	—	(0.06)	—	(0.06)
Regulatory charges	0.04	—	0.03	0.01
Strategic transaction charges	—	—	0.08	—
Total Special Items	0.48	0.06	0.59	0.14
Operating EPS (Non-GAAP)	$0.56	$0.47	$1.11	$1.06

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP) and Operating EPS (Non-GAAP) is based on 575 million shares for the Second Quarter and First Half 2024 and 573 million shares for the Second Quarter and First Half 2023.

Non-GAAP Financial Measures

We refer to certain financial measures, including Operating earnings (loss) and Operating earnings (loss) per share (EPS), including by segment, as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and exclude the impact of “special items,” on the following measures: Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp., as included in the table above. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding in the respective period. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures
A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Operating EPS guidance and long-term annual Operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Second Quarter 2024 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Second Quarter 2024 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than six million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X, formerly known as Twitter, @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the recently promulgated legacy coal combustion residual rules; changes to environmental laws and regulations, including, but not limited to, rules recently finalized by the Environmental Protection Agency and the Securities and Exchange Commission (“SEC”) related to climate change; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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